Exhibit 99.2

Investor Contact:

Christopher Taylor

781-398-2466

Media Contact:

Sarah Emond

781-398-2544

For Immediate Release

Oscient Pharmaceuticals and Pfizer, S.A. de C.V. Announce

Launch of FACTIVE® Tablets in Mexico

— FACTIVE-5 now available by prescription for use in respiratory tract infections —

Waltham, MA and Mexico City, Mexico, October 5, 2006 – FACTIVE® (gemifloxacin mesylate) tablets, Oscient Pharmaceuticals Corporation’s (Nasdaq: OSCI) lead antibiotic product, has been launched by Pfizer, S.A. de C.V. (Pfizer Mexico), the largest pharmaceutical company in Mexico. Pfizer Mexico is promoting FACTIVE-5 in Mexico for the five-day treatment of acute bacterial exacerbations of chronic bronchitis (AECB), acute bacterial sinusitis (ABS) and community-acquired pneumonia (CAP).

“Pfizer Mexico is introducing FACTIVE-5, the most potent member of the fluoroquinolone class in vitro, to physicians in Mexico for these indications with three national field sales forces and one specialty field sales force,” stated Steven M. Rauscher, President and Chief Executive Officer of Oscient Pharmaceuticals. “We congratulate Pfizer Mexico on its launch of FACTIVE-5 and remain committed to building the brand in our licensed territories – Mexico, Canada, Europe and the United States.”

Pfizer Mexico, which sublicensed the rights to develop and commercialize FACTIVE in Mexico in February of this year, gained regulatory approval from the Ministry of Health in Mexico in August. Oscient will receive royalties on sales of FACTIVE-5 in Mexico. FACTIVE is currently approved in the U.S. for the five-day treatment of AECB and the seven-day treatment of mild to moderate CAP. FACTIVE is also approved in Canada for the five-day treatment of AECB.

About Pfizer Mexico

Pfizer Mexico is a wholly-owned subsidiary of Pfizer Inc. Pfizer discovers, develops, manufactures, and markets leading medicines for humans and animals. Our innovative, value-added products improve the quality of life of people around the world and help them enjoy longer, healthier, and more productive lives. Our products are available in more than 150 countries.

About Oscient Pharmaceuticals

Oscient Pharmaceuticals Corporation is a biopharmaceutical company committed to the clinical development and commercialization of novel therapeutics to address unmet medical needs. The Company is marketing FACTIVE® (gemifloxacin mesylate) tablets, approved by the FDA for the treatment of acute bacterial exacerbations of chronic bronchitis and community-acquired pneumonia of mild to moderate severity and ANTARA® 130 mg (fenofibrate) capsules, FDA-approved for the adjunct treatment of hypercholesterolemia (high blood cholesterol) and hypertriglyceridemia (high triglycerides) in combination with diet. Oscient has a novel antibiotic candidate, Ramoplanin, in advanced clinical development for the treatment of Clostridium difficile-associated disease (CDAD).

-more-

FACTIVE-5 Launch in Mexico

October 5, 2006

U.S. healthcare providers should see the full prescribing information for FACTIVE available at www.factive.com and for ANTARA available at www.antararx.com.

Forward-Looking Statement for Oscient Pharmaceuticals

This news release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s strategy to build the FACTIVE brand in its licensed territories, including seeking partnerships in certain European countries. Forward-looking statements represent our management’s judgment regarding future events. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “intend,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. We do not plan to update these forward-looking statements. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of risks affecting our business. For example, our ability to increase our revenue and accelerate the time of our profitability may be limited by: (i) our ability or our partners’ ability to successfully commercialize and market FACTIVE; the limitations on our resources and experience in the commercialization of products; lack of acceptance by physicians, patients and third party payors; unanticipated safety, product liability, efficacy, or other regulatory issues; delays in recruiting and training sales personnel; problems relating to manufacturing or supply; inadequate distribution of the products by wholesalers, pharmacies, hospitals and other customers; and competition from other products; (ii) whether we will be able to expand the indications for which FACTIVE is approved; (iii) the delay or inability to find sublicensing partners for FACTIVE or to negotiate favorable licensing terms; (iv) the delay in or inability to obtain additional regulatory approvals of our products and product candidates due to negative, inconclusive or insufficient results in ongoing or future clinical trials, the FDA requiring additional information or data, delays in the progress of ongoing clinical trials, safety concerns arising with respect to our products or product candidates and disputes with the third parties from whom we license our products or product candidate; and (v) delays by the FDA. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are described under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2006 and in other filings that we may make with the Securities and Exchange Commission from time to time.

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